Exhibit 99.2

SEAWAY TLC INC.
Consolidated Balance Sheets (unaudited)
(In thousands of Canadian dollars)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash	$155	$8,129
Accounts receivable	7,172	9,146
Due from Marsulex Inc. and subsidiaries (note 5)	3,479	3,796
Inventories (note 4)	35	42
Income taxes receivable	633	722
Prepaid expenses and other assets	213	121
	11,687	21,956

Property, plant and equipment	22,650	20,630
Placement cells	4,345	4,179
Intangible assets	7,229	9,716
Goodwill	31,170	31,170
	$77,081	$87,651

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,863	$2,006
Due to Marsulex Inc. and subsidiaries (note 5)	632	8,056
Employee future benefits (note 6)	--	671
Accrued liabilities	3,019	4,257
Current portion of deferred revenue	40	40
	7,554	15,030

Deferred revenue	203	233
Other liabilities	896	826
Future tax liability	4,357	5,197
Promissory Note (note 5)	27,800	27,800
Shareholder’s equity:
Capital stock	12,956	12,956
Contributed surplus	25,837	25,837
Deficit	(2,522)	(228)
	36,271	38,565
	$77,081	$87,651
Subsequent events (notes 3 and 5(a))

See accompanying notes to consolidated financial statements.

SEAWAY TLC INC.
Consolidated Statements of Operations (unaudited)
(In thousands of Canadian dollars)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenue	$10,464	$12,036	$27,093	$27,674
Cost of sales and services	6,418	7,260	17,570	16,948
Gross profit	4,046	4,776	9,523	10,726

Selling, general, administrative and other	1,031	620	3,265	3,905
Management fee (note 5)	450	450	1,350	1,350
Depreciation and amortization	1,901	1,926	5,719	5,538
Loss on disposal of property, plant and equipment	--	--	48	--
Foreign exchange losses on monetary items	723	919	347	1,239
Interest expense, net (note 5 (b))	644	642	1,901	1,908
(Loss)/earnings before income taxes	(703)	219	(3,107)	(3,214)

Income taxes (recovery):
Current	6	12	27	257
Future	(190)	67	(840)	(1,404)
	(184)	79	(813)	(1,147)
Net (loss)/earnings	$(519)	$140	$(2,294)	$(2,067)

Consolidated Statement of Retained Earnings/(Deficit) (unaudited)
(In thousands of Canadian dollars)

	September 30, 2010	September 30, 2009
Retained earnings/ (deficit), Beginning of Period	$(228)	$2,136
Net loss	(2,294)	(2,067)
Dividends paid	--	--
Retained earnings/ (deficit), End of Period	$(2,522)	$69

See accompanying notes to consolidated financial statements.

SEAWAY TLC INC.
Consolidated Statements of Cash Flows (unaudited)
(In thousands of Canadian dollars)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Cash provided by (used in):
Operating activities:
Net (loss)/earnings	$(519)	$140	$(2,294)	$(2,067)
Items not affecting cash:
Depreciation and amortization	1,901	1,926	5,719	5,538
Accretion	2	2	8	9
Future income taxes	(190)	67	(840)	(1,404)
Loss on disposal of property, plant and equipment	--	--	48	--
Change in non-cash operating working capital (note 7)	869	(3,000)	1,958	(800)
Cash provided by operations	2,063	(865)	4,599	1,276

Financing activities:
Due to Marsulex Inc. and subsidiaries	(3,570)	4,960	(7,424)	2,468
	(3,570)	4,960	(7,424)	2,468
Investing activities:
Proceeds on sale of property, plant and equipment	--	--	18	--
Additions to property, plant and equipment	(2,479)	(4)	(4,126)	(2,074)
Additions to placement cells	(969)	(589)	(1,358)	(1,599)
Due from Marsulex Inc. and subsidiaries	4,576	(745)	317	3,602
	1,128	(1,338)	(5,149)	(71)
(Decrease)/ increase in cash	(379)	2,757	(7,974)	3,673

Cash, beginning of period	534	3,006	8,129	2,090
Cash, end of period	$155	$5,763	$155	$5,763
Supplemental cash flow information:
Interest paid (note 5(b))	$5,871	$--	$5,871	$--
Income taxes paid, net of refunds	--	485	7	860

See accompanying notes to consolidated financial statements.

SEAWAY TLC INC.
Notes to Consolidated Financial Statements (unaudited)
(Tabular amounts in thousands of Canadian dollars)

1.        Significant accounting policies:

(a)       Basis of presentation:

These unaudited interim consolidated financial statements include the accounts of Seaway TLC Inc. (the “Company”) and its wholly owned subsidiaries Stablex Canada Inc. and Gulfstream TLC Inc. from their respective dates of acquisition. The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are prepared in Canadian dollars. These unaudited interim consolidated financial statements have been reconciled to generally accepted accounting principles in the United States (“US GAAP”) in note 9. All intercompany balances and transactions between these companies have been eliminated. On August 16, 2005 the Company’s assets and liabilities were comprehensively re-valued as a result of applying push-down accounting. The revaluation adjustment of $25,837,000 was classified as contributed surplus. The preparation of financial data is based on accounting policies and practices consistent with those used in the preparation of the audited annual consolidated financial statements. These unaudited interim consolidated financial statements do not include all the disclosures required by Canadian generally accepted accounting principles for annual financial statements and accordingly should be read together with the audited annual consolidated financial statements and accompanying notes included in the Company’s 2009 audited financial statements.

2.        Seasonality of the business:

The revenue generated by the Company may be affected by seasonal variation of customer activities, generally peaking during the summer.

3.         Subsequent Event

On October 31, 2010, all of the issued and outstanding shares of the Company were sold to US Ecology, Inc. for proceeds of $80 million subject to normal closing adjustments.

4.        Inventories:

	September 30, 2010	December 31, 2009
Raw materials	$35	$42

5. Related party transactions:

	September 30, 2010	December 31, 2009
Promissory note – Marsulex Inc. (note 5(a))	$27,800	$27,800
Due from Marsulex Inc. and subsidiaries	3,479	3,796
Due to Marsulex Inc. and subsidiaries	632	8,056

The Company has entered into a management services contract with its parent for the supply of management and financial services. For the nine months ended September 30, 2010 the Company paid $1,350,000 (September 2009 - $1,350,000) to the parent for management fees. The above related party transactions are in the normal course of operations and have been recorded at the exchange amounts agreed to between the parties.

(a)       Promissory Note - Marsulex Inc.:

On June 17, 2008, Stablex Canada Inc. obtained a demand promissory note for $27,800,000 from Marsulex Inc. Seaway TLC Inc. is a wholly owned subsidiary of Marsulex Inc. The promissory note bears interest at 9.2% per annum. Stablex has the right and privilege of paying the whole or any portion of the principal amount of this promissory note from time to time remaining unpaid and outstanding at any time or times. Under the terms of the promissory note, interest shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days as the case may be, and shall be payable monthly, in arrears, on the first business day of each and every month. Overdue interest bears interest at the same rate as the principal amount.

Interest commitments on the loan are $2,557,600 per annum until the loan is paid in full.

The fair value of the outstanding balance of this debt at September 30, 2010 is approximately $27,800,000 as the note is due on demand and an active market does not exist for this instrument.

As at December 31, 2009, the outstanding balance of this debt was classified as long-term on the basis that Marsulex Inc. confirmed that it was not their intention to demand repayment in 2010. Effective October 31, 2010, immediately prior to the closing of the sale of the Company to US Ecology, Inc., the promissory note was settled in accordance with the terms of the purchase and sale agreement with US Ecology, Inc. by way of a capital contribution through contributed surplus of $27,800,000 by Marsulex Inc. On the same date, immediately prior to the closing of the sale of the Company to US Ecology, Inc., the Company also declared a dividend of $2,869,394. The dividend payable was settled through a reduction of outstanding net intercompany balances due from Marsulex Inc. and subsidiaries of the same amount.

(b)       Interest expense - net:
	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Interest expense	$645	$645	$1,914	$1,913
Interest income	(1)	(3)	(13)	(5)
Net interest expense	$644	$642	$1,901	$1,908

Interest expense for the three months and nine months ended September 30, 2010 includes $645,000 and $1,913,000 (2009- $645,000 and $1,913,000) of interest relating to the demand promissory note due to Marsulex Inc.

6.         Employee future benefits:

During the third quarter of 2009, the Company transferred employees from a defined benefit plan into a defined contribution plan and accrued a provision for curtailment expense. The settlement and wind up was completed in 2010.

Components of Net Periodic Benefit Cost for the Defined Benefit Plan are as follows:

			Pension benefits
	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Service cost	$--	$27	$--	$81
Interest cost	--	46	32	139
Return on plan assets	--	(42)	--	(125)
Amortization of actuarial and investment loss (gain)	--	(1)	--	(2)
Curtailment expense	--	33	--	98
Post-retirement benefits expense	$--	$63	$32	$191

7.         Change in non-cash operating working capital:

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Accounts receivable	$(397)	$(2,973)	$1,974	$(2,201)
Inventories	17	11	7	64
Income taxes receivable	29	(291)	89	(4)
Prepaid expenses and other assets	(5)	(17)	(92)	(75)
Accounts payable and accrued and other liabilities	1,235	280	10	1,446
Deferred revenue	(10)	(10)	(30)	(30)
	$869	$(3,000)	$1,958	$(800)

8.        Financial instruments: Categories of financial assets and liabilities:

		September 30, 2010	December 31, 2009
	Accounting Policy	Fair Market and Carrying Value	Fair Market and Carrying Value
Cash	Held-for-trading	$155	$8,129
Accounts receivable	Loans and receivable	7,172	9,146
Due from Marsulex Inc. and subsidiaries	Loans and receivable	3,479	3,796
Accounts payable, accrued liabilities and other liabilities	Other liabilities	7,778	7,089
Due to Marsulex Inc. and subsidiaries	Other liabilities	632	8,056
Promissory Note	Other liabilities	27,800	27,800

9.        Reconciliation to US GAAP:

The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles which conform from a recognition and measurement perspective, in all material respects to the Company, with United States generally accepted accounting principles for the periods presented.